Corporate News Release	FMC Technologies, Inc. 5875 N Sam Houston Pkwy W Houston, Texas 77086 P: 281.591.4000 www.fmctechnologies.com

For immediate release

Investor Relations	Matt Seinsheimer	P: 281.260.3665	investorrelations@fmcti.com
Media	Lisa Albiston	P: 281.931.2513	media.request@fmcti.com
	Lisa Adams	P: 281.405.4659	media.request@fmcti.com

FMC Technologies Reports Second Quarter 2016
Diluted Earnings per Share of $0.01; Excluding Charges, Adjusted Diluted Earnings per Share of $0.22

Houston, July 20, 2016 - FMC Technologies, Inc. (NYSE:FTI) today reported second quarter 2016 revenue of $1.2 billion, down 32 percent from the prior-year quarter primarily due to lower activity. Diluted earnings per share were $0.01. Adjusted diluted earnings per share were $0.22, which excludes total Company pre-tax charges of $61 million, or $0.21 per diluted share as detailed in the attached financial schedules.
“Subsea Technologies delivered solid operating margins as we continue to benefit from our execution momentum as well as the savings from our ongoing restructuring activities,” said John Gremp, Chairman and CEO of FMC Technologies. Gremp added, “The further deterioration in North America led to a significant impact to our Surface Technologies earnings.”
Total inbound orders were $537.9 million, including $334.1 million in Subsea Technologies orders. Backlog for the Company was $3.4 billion, including Subsea Technologies backlog of $2.9 billion.
Gremp continued, “Although the timing around the sanctioning of deepwater projects remains uncertain, we continue to focus our strategy on lowering the cost of deepwater development, and I am confident that our merger with Technip will allow us to further improve project economics.”

Review of Operations - Second Quarter 2016
Subsea Technologies
Subsea Technologies second quarter revenue was $854.2 million, down 31 percent from the prior-year quarter. After excluding $29.2 million of negative impact due to the strong U.S. dollar, total revenue was down 29 percent from the prior-year quarter.
Subsea Technologies operating profit in the second quarter was $97.2 million. Operating results include a $3 million negative impact related to the strong U.S. dollar. Adjusted operating profit was $120.2 million, excluding charges of $23 million. Total operating profit, excluding foreign currency impact and charges in both periods, was down approximately 33 percent year-over-year, primarily due to the decline in subsea revenues.
Subsea Technologies operating margins were 11.4 percent; adjusted operating margins were 14.1 percent, excluding charges as detailed in the attached financial schedules.
Subsea Technologies inbound orders for the second quarter were $334.1 million. Backlog was $2.9 billion.

Surface Technologies
Surface Technologies second quarter revenue was $218.7 million, down 40 percent from the prior-year quarter, primarily due to the 53 percent decline in the North American rig count.
Surface Technologies reported an operating loss of $21.7 million; adjusted operating loss was $17.2 million, excluding charges of $4.5 million as detailed in the attached financial schedules.
Surface Technologies inbound orders for the second quarter were $143.1 million. Backlog was $357 million, predominantly related to our wellhead business outside of North America.

Energy Infrastructure
Energy Infrastructure second quarter revenue was $85.1 million, down 16 percent from the prior-year quarter. The revenue decline was primarily due to lower North American land activity.
Energy Infrastructure reported operating profit of $7.8 million. Operating margins were 9.2 percent.
Energy Infrastructure inbound orders for the second quarter were $62.1 million. Backlog was $133.2 million.

Corporate Items
Corporate expense in the second quarter was $13.1 million, a decrease of $1 million from the prior-year quarter.
Other revenue and other expense, net, increased $23.7 million from the prior-year quarter to $53.2 million of expense. Items of significance included the following:

•	$18.2 million, or $0.08 per diluted share of business combination transaction costs related to our proposed merger with Technip;

•	$13 million, or $0.04 per diluted share of foreign currency losses, of which $7.5 million resulted from the Nigerian currency devaluation; and

•	$6.4 million, or $0.02 per diluted share of transition costs related to facility consolidations.
The Company ended the quarter with net debt of $251.3 million, up $41.7 million sequentially. Net interest expense was $7.6 million in the quarter.
The Company repurchased approximately 782,000 shares of common stock at an average cost of $28.45 per share in the quarter. In accordance with the Business Combination Agreement related to the merger, the Company has suspended share repurchases.
Depreciation and amortization for the second quarter was $49.3 million, and capital expenditures were $31.7 million.
The Company recorded an effective tax rate of 77.6 percent for the second quarter. The tax provision of $7.4 million reflects certain expenses for merger activity that did not receive tax benefit.

Summary
FMC Technologies reported second quarter diluted earnings per share of $0.01. Adjusted diluted earnings per share were $0.22, when excluding total Company pre-tax restructuring and other severance charges, business combination transaction costs, Nigerian currency devaluation, transition and facility consolidation costs, and impairment and other charges of $61 million, or $0.21 per diluted share.
The Company recorded Subsea Technologies revenue of $854.2 million in the quarter with margins of 11.4 percent; adjusted operating margins were 14.1 percent, excluding charges as detailed in the attached financial schedules.
Total inbound orders of $537.9 million in the second quarter included $334.1 million in Subsea Technologies orders.
The Company's backlog stands at $3.4 billion, including Subsea Technologies backlog of $2.9 billion.

About FMC Technologies
FMC Technologies, Inc. (NYSE: FTI) is the global market leader in subsea systems and a leading provider of technologies and services to the oil and gas industry. We help our customers overcome their most difficult challenges, such as improving shale and subsea infrastructures and operations to reduce cost, maintain uptime, and maximize oil and gas recovery. The company has approximately 15,500 employees and operates 29 major production facilities and services bases in 18 countries. Visit www.fmctechnologies.com or follow us on Twitter @FMC_Tech for more information.

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words such as "expected," "continue," "outlook," and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. FMC Technologies cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include those set forth in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the following: demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets; potential liabilities arising out of the installation or use of our products; U.S. and international laws and regulations, including environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations; disruptions in the political, regulatory, economic and social conditions of the foreign countries in which we conduct business; fluctuations in currency markets worldwide; cost overruns that may affect profit realized on our fixed price contracts; disruptions in the timely delivery of our backlog and its effect on our future sales, profitability, and our relationships with our customers; the cumulative loss of major contracts or alliances; rising costs and availability of raw materials; a failure of our information technology infrastructure or any significant breach of security; our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets; the outcome of uninsured claims and litigation against us; deterioration in future expected profitability or cash flows and its effect on our goodwill; a downgrade in the ratings of our debt could restrict our ability to access the debt capital markets; continuing consolidation within our industry; and our dependence on the continuing services of certain of our key managers and employees. FMC Technologies undertakes no obligation to publicly update or revise any of its forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

FMC Technologies, Inc. will conduct its third quarter 2016 conference call at 9 a.m. ET on Thursday, October 20, 2016. The event will be available at www.fmctechnologies.com. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted at www.fmctechnologies.com/earnings.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Revenue	$1,150.3	$1,695.2	$2,359.0	$3,390.4
Costs and expenses	1,123.8	1,507.2	2,287.9	3,003.8
	26.5	188.0	71.1	386.6
Other expense, net	(9.4)	(15.1)	(20.7)	(21.4)
Income before net interest expense and income taxes	17.1	172.9	50.4	365.2
Net interest expense	(7.6)	(9.0)	(15.1)	(16.3)
Income before income taxes	9.5	163.9	35.3	348.9
Provision for income taxes	7.4	55.9	13.4	92.8
Net income	2.1	108.0	21.9	256.1
Net (income) loss attributable to noncontrolling interests	0.1	(0.1)	0.1	(0.6)
Net income attributable to FMC Technologies, Inc.	$2.2	$107.9	$22.0	$255.5

Earnings per share attributable to FMC Technologies, Inc.:
Basic	$0.01	$0.46	$0.10	$1.10
Diluted	$0.01	$0.46	$0.10	$1.10
Weighted average shares outstanding:
Basic	226.9	232.3	227.5	232.7
Diluted	228.3	232.9	228.6	233.2

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Revenue
Subsea Technologies	$854.2	$1,239.4	$1,718.2	$2,396.6
Surface Technologies	218.7	363.3	484.2	809.6
Energy Infrastructure	85.1	101.4	169.2	202.3
Other revenue (1) and intercompany eliminations	(7.7)	(8.9)	(12.6)	(18.1)
	$1,150.3	$1,695.2	$2,359.0	$3,390.4

Income before income taxes

Segment operating profit (loss)
Subsea Technologies	$97.2	$183.5	$206.7	$352.2
Surface Technologies	(21.7)	27.5	(50.3)	90.4
Energy Infrastructure	7.8	5.3	4.5	8.2
Intercompany eliminations	0.2	—	0.2	—
Total segment operating profit	83.5	216.3	161.1	450.8

Corporate items
Corporate expense (2)	(13.1)	(14.0)	(27.4)	(30.3)
Other revenue (1) and other expense, net (3)	(53.2)	(29.5)	(83.2)	(55.9)
Net interest expense	(7.6)	(9.0)	(15.1)	(16.3)
Total corporate items	(73.9)	(52.5)	(125.7)	(102.5)

Income before income taxes attributable to FMC Technologies, Inc. (4)	$9.6	$163.8	$35.4	$348.3

(1) Other revenue comprises certain unrealized gains and losses on derivative instruments related to unexecuted sales contracts.
(2) Corporate expense primarily includes corporate staff expenses.
(3) Other expense, net, generally includes stock-based compensation, other employee benefits, LIFO adjustments, certain foreign exchange gains and losses, and the impact of unusual or strategic transactions not representative of segment operations.
(4) Excludes amounts attributable to noncontrolling interests.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Inbound Orders

Subsea Technologies	$334.1	$1,011.7	$680.0	$1,563.7
Surface Technologies	143.1	306.2	401.6	632.5
Energy Infrastructure	62.1	112.7	135.9	208.5
Intercompany eliminations and other	(1.4)	(5.0)	(8.0)	(10.1)
Total inbound orders	$537.9	$1,425.6	$1,209.5	$2,394.6

	June 30
	2016	2015
Order Backlog

Subsea Technologies	$2,898.8	$4,676.9
Surface Technologies	357.0	466.6
Energy Infrastructure	133.2	187.1
Intercompany eliminations	(2.1)	(6.8)
Total order backlog	$3,386.9	$5,323.8

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2016	December 31, 2015
	(Unaudited)	As Adjusted
Cash and cash equivalents	$1,075.0	$916.2
Trade receivables, net	782.2	884.0
Costs in excess of billings	665.7	638.4
Inventories, net	679.0	764.1
Other current assets	503.3	727.5
Total current assets	3,705.2	3,930.2

Property, plant and equipment, net	1,328.8	1,371.5
Goodwill	522.5	514.7
Intangible assets, net	230.8	246.3
Other assets	373.5	356.7
Total assets	$6,160.8	$6,419.4

Short-term debt and current portion of long-term debt	$27.6	$21.9
Accounts payable, trade	415.0	519.3
Advance payments	456.9	464.2
Billings in excess of costs	146.4	200.4
Other current liabilities	741.8	1,099.5
Total current liabilities	1,787.7	2,305.3

Long-term debt, less current portion	1,298.7	1,134.1
Other liabilities	430.2	436.8
FMC Technologies, Inc. stockholders’ equity	2,628.2	2,524.1
Noncontrolling interest	16.0	19.1
Total liabilities and equity	$6,160.8	$6,419.4

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited and in millions)

	Six Months Ended
	June 30
	2016	2015
Cash provided (required) by operating activities:
Net income	$21.9	$256.1
Depreciation and amortization	112.6	111.2
Trade receivables, net and costs in excess of billings	128.7	143.1
Inventories, net	89.0	29.6
Accounts payable, trade	(114.8)	(99.6)
Advance payments and billings in excess of costs	(87.8)	(154.1)
Asset impairment charges	39.4	4.3
Other	(84.0)	(54.9)
Net cash provided by operating activities	105.0	235.7

Cash provided (required) by investing activities:
Capital expenditures	(67.0)	(161.2)
Investments in joint ventures	(24.4)	—
Proceeds from sale of Wireline	19.0	—
Other investing	2.6	8.6
Net cash required by investing activities	(69.8)	(152.6)

Cash provided (required) by financing activities:
Net increase (decrease) in debt	167.3	(17.5)
Purchase of stock held in treasury	(54.8)	(91.6)
Other financing	(10.7)	(20.2)
Net cash provided (required) by financing activities	101.8	(129.3)

Effect of changes in foreign exchange rates on cash and cash equivalents	21.8	(5.4)
Increase (decrease) in cash and cash equivalents	158.8	(51.6)
Cash and cash equivalents, beginning of period	916.2	638.8
Cash and cash equivalents, end of period	$1,075.0	$587.2

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In millions except per share amounts, unaudited)

	Three Months Ended
	June 30
	2016	2015
(after-tax)
Net income attributable to FMC Technologies, Inc., excluding charges	$49	$115
Impairment and other charges (1)	(2)	—
Restructuring and other severance charges (2)	(18)	(7)
Business combination transaction costs (3)	(18)	—
Nigerian currency devaluation (4)	(5)	—
Transition and facility consolidation costs (5)	(4)	—
Net income attributable to FMC Technologies, Inc., as reported	$2	$108

Diluted EPS, excluding charges	$0.22	$0.49
Diluted EPS, as reported	$0.01	$0.46

(1) Tax effect of $2 million during the three months ended June 30, 2016.
(2) Tax effect of $7 million and $3 million during the three months ended June 30, 2016 and 2015, respectively.
(3) Tax effect of nil million during the three months ended June 30, 2016.
(4) Tax effect of $2 million during the three months ended June 30, 2016.
(5) Tax effect of $2 million during the three months ended June 30, 2016.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2016
	Subsea Technologies	Surface Technologies	Energy Infrastructure
(pre-tax)
Segment operating profit (loss), excluding charges	$120.2	$(17.2)	$7.8
Impairment and other charges	(2.2)	(0.6)	—
Restructuring and other severance charges	(20.8)	(3.9)	—
Segment operating profit (loss), as reported	$97.2	$(21.7)	$7.8

Segment operating profit (loss) as a percent of revenue, excluding charges	14.1%	(7.9)%	9.2%
Segment operating profit (loss) as a percent of revenue, as reported	11.4%	(9.9)%	9.2%

	Three Months Ended
	June 30, 2015
	Subsea Technologies	Surface Technologies	Energy Infrastructure
(pre-tax)
Segment operating profit, excluding charges	$189.5	$30.4	$6.7
Impairment charges	(0.2)	(0.2)	—
Restructuring and other severance charges	(5.8)	(2.7)	(1.4)
Segment operating profit, as reported	$183.5	$27.5	$5.3

Segment operating profit as a percent of revenue, excluding charges	15.3%	8.4%	6.6%
Segment operating profit as a percent of revenue, as reported	14.8%	7.5%	5.2%

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In millions)

	June 30, 2016	December 31, 2015
	(Unaudited)
Cash and cash equivalents	$1,075.0	$916.2
Short-term debt and current portion of long-term debt	(27.6)	(21.9)
Long-term debt, less current portion	(1,298.7)	(1,134.1)
Net debt	$(251.3)	$(239.8)